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Exhibit 99.2

        Notice of Guaranteed Delivery

for tender of
7 1/4% Convertible Subordinated Debentures due 2006 and
8 1/4% Convertible Senior Subordinated Debentures due 2006
of

Richardson Electronics, Ltd.

Pursuant to the Prospectus Dated                        , 2004

        This notice of guaranteed delivery or one substantially equivalent must be used to accept the exchange offer (as defined below) if you wish to tender any amount of your 7 1/4% Convertible Subordinated Debentures due 2006 (the "7 1/4% debentures") and/or any amount of your 8 1/4% Convertible Senior Subordinated Debentures due 2006 (the "8 1/4% debentures") (collectively, the "outstanding debentures") and (1) your outstanding debentures are not immediately available so that you can meet the expiration date (as defined below), (2) you cannot deliver your outstanding debentures or other required documents to the Exchange Agent before the expiration date or (3) the book-entry transfer procedures cannot be completed on a timely basis. This notice of guaranteed delivery may be delivered by hand, facsimile transmission or mail to the Exchange Agent on or prior to the expiration date. See "The Exchange Offer—Guaranteed Delivery Procedures" in the prospectus dated                        , 2004 (the "prospectus" which, together with the related letter of transmittal, constitutes the "exchange offer") of Richardson Electronics, Ltd., a Delaware corporation (the "Company"). Capitalized terms used but not defined in this notice of guaranteed delivery have the meanings ascribed to them in the prospectus or the letter of transmittal, as applicable.

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2004, UNLESS EXTENDED (THE "EXPIRATION DATE").

The Exchange Agent for the exchange offer is:

J. P. Morgan Trust Company, National Association
Institutional Trust Services

By Hand or Overnight Courier:	By Mail:
J. P. Morgan Trust Company, National Association Institutional Trust Services Attn: Frank Ivins 2001 Bryan Street, 9th Floor Dallas, Texas 75201	J. P. Morgan Trust Company, National Association Institutional Trust Services Attn: Frank Ivins P.O. Box 2320 Dallas, Texas 75221-2320
For Information:	Facsimile Transmissions:
1-800-275-2048 (Investor Relations Number)	(By Eligible Institutions Only) (214) 468-6494

        Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery. This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the letter of transmittal.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions set forth in the prospectus and the related letter of transmittal, the undersigned hereby tenders to the Company the principal amount of outstanding debentures set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus and in Instruction 1 of the letter of transmittal.

        The undersigned hereby tenders the outstanding debentures listed below:

7 1/4% debentures

Certificate Number(s) (if known) of 7 1/4% debentures or Account Number at DTC	Aggregate Principal Amount Represented by 7 1/4% debentures Certificate(s)	Aggregate Principal Amount Tendered

8 1/4% debentures

Certificate Number(s) (if known) of 8 1/4% debentures or Account Number at DTC	Aggregate Principal Amount Represented by 8 1/4% debentures Certificate(s)	Aggregate Principal Amount Tendered

  PLEASE SIGN AND COMPLETE

Signature of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Date:	, 2004
Address:

Area Code and Telephone No.

          The notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for outstanding debentures or on a security position listing as the owner of the outstanding debentures, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

  GUARANTEE OF DELIVERY
  (Not to be used for signature guarantee)

          The undersigned, a firm which is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a bank, trust company or other nominee having an office or correspondent in the United States or another eligible guarantor institution (as defined in the prospectus), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the letter of transmittal, together with the outstanding debentures tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such outstanding debentures to the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the prospectus, together with any other documents required by the letter of transmittal, within three trading days for The Nasdaq National Market after the expiration date.

Name of firm:

Address:

(Include Zip Code)
Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Print)
Title:

Dated: , 2004

          Do not send certificates for outstanding debentures with this form. Actual surrender of certificates for outstanding debentures must be made pursuant to, and be accompanied by, an executed letter of transmittal.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.    Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this notice of guaranteed delivery must be received by the Exchange Agent at one of its addresses set forth in this notice of guaranteed delivery before the expiration date. The method of delivery of this notice of guaranteed delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of outstanding debentures, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt required, properly insured. As an alternative to delivery by mail, holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the prospectus and Instruction 1 of the letter of transmittal.

        2.    Signatures on this Notice of Guaranteed Delivery.    If this notice of guaranteed delivery is signed by the registered holder(s) of the outstanding debentures referred to in this notice of guaranteed delivery, the signatures must correspond with the name(s) written on the face of the outstanding debentures without alteration, enlargement, or any change whatsoever. If this notice of guaranteed delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the outstanding debentures, the signature must correspond with the name shown on the security position listing as the owner of the outstanding debentures.

        If this notice of guaranteed delivery is signed by a person other than the registered holder(s) of any outstanding debentures listed or a participant of DTC whose name appears on a security position listing as the owner of the outstanding debentures, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the outstanding debentures or signed as the name of the participant is shown on DTC's security position listing.

        If this notice of guaranteed delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and submit the notice of guaranteed delivery evidence satisfactory to the Company of the person's authority to so act.

        3.    Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal or this notice of guaranteed delivery may be directed to the Exchange Agent at its address specified in this notice of guaranteed delivery or to the Information Agent at its address specified in the prospectus. Holders may also contact their broker, dealer, bank, trust company, or other nominee for assistance concerning the exchange offer.

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY